Exhibit 10.43
FIRST AMENDMENT TO SERVICE AGREEMENT

    THIS FIRST AMENDMENT TO SERVICE AGREEMENT (this “Amendment”) is entered into effective as of June 1, 2022 (“Effective Date”), by and between Gamesys Group LIMITED (“Employer”) and Robeson Reeves (“you”). Capitalized terms not otherwise defined herein shall have the meanings ascribed in the Service Agreement, as defined below.

    WHEREAS, Employer and you are parties to that certain Service Agreement dated as of [October 1, 2021] (the “Agreement”); and Employer and you desire to amend certain terms and conditions of the Agreement, as provided herein.

    NOW, THEREFORE, in consideration of the terms, covenants and provisions hereinafter set forth and other good and valuable consideration, it is hereby mutually agreed by and between Employer and Employee as follows:

1.    Section 5.1 of the Agreement is hereby amended to include the following new Section 5.1.1:

5.1.1    You and the Employer agree that, in lieu of the aforementioned monthly conversion of your salary from US dollars into a sterling equivalent, the Employer may instead continue paying your salary based on the exchange rate applicable as of [October 1, 2021] and determine any adjustments to your salary based on the exchange rate on June 30 and December 31 of each year during the term of the Agreement. The Employer agrees to reconcile the amounts paid to you during each six-month period ending on such dates with the applicable exchange rate. If the aforementioned reconciliation reflects additional amounts remaining due to you, the additional amount will be added to the payment due to you on the following month (i.e., July and January). If the aforementioned reconciliation reflects an overpayment by the Employer, the overpaid amount will be deducted from the payment due to you on the following month (i.e., July and January). The first such reconciliation will cover the period of [October 1, 2021] through June 30, 2022.

2.    Other than the amendments to the Agreement as specifically provided herein, all other terms and conditions of the Agreement shall remain in full force and effect, and Employer and you hereby ratify the terms of the Agreement. In the event of any conflict or inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of the Agreement shall govern and control.

3.    This Amendment may be executed in any number of counterparts, all of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page follows]

This Amendment has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

EXECUTED as a deed by GAMESYS GROUP LIMITED acting by a director, in the presence of:	Signature
/s/Daniel Talisman
Director
Print name
Daniel Talisman

Witness signature /s/Gabriella Walker
Name (in BLOCK CAPITALS) GABRIELLA WALKER
Address [•]

SIGNED as a deed by ROBESON REEVES in the presence of:	Signature
/s/Robeson Reeves

Witness signature /s/Raja B-Sheikh
Name (in BLOCK CAPITALS) RAJA B-SHEIKH
Address [•]